EWBC Earnings Results Second Quarter 2023 July 20, 2023

Forward-Looking Statements 2 Forward-Looking Statements This presentation contains forward-looking statements that are intended to be covered by the safe harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of the management of East West Bancorp, Inc. (the “Company”) and are subject to significant risks and uncertainties. You should not place undue reliance on these statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements include, among others, changes in the U.S. economy or local, regional and global business, economic and political conditions and geopolitical events; the soundness of other financial institutions and the impacts related to or resulting from recent bank failures and other economic and industry volatility; changes in laws or the regulatory environment, including trade, monetary and fiscal policies and laws; and changes in the commercial and consumer real estate markets and in consumer spending and savings habits. These factors also consist of those contained in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. These statements speak only as of the date they are made and are based only on information then actually known to the Company. The Company does not undertake to update any forward-looking statements except as required by law. Non-GAAP Financial Measures Certain financial information in this presentation has not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and is presented on a non-GAAP basis. Investors should refer to the reconciliations included in this presentation and should consider the Company’s non-GAAP measures in addition to, not as a substitute for or superior to, measures prepared in accordance with GAAP. These measures may not be comparable to similarly titled measures used by other companies.

Highlights of Second Quarter 2023 3 Return on Average Assets Adjusted Pre-Tax, Pre-Provision Income* & Profitability Ratio* Return on Average Tangible Common Equity* Return on Average Common Equity Adj. PTPP income* Adj. PTPP profitability ratio* $ i n m ill io n s * See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases. 1.66% 2.01% 1.85% 2Q22 1Q23 2Q23 18.2% 21.1% 19.4% 2Q22 1Q23 2Q23 $370 $466 $440 2.38% 2.90% 2.61% $100 $180 $260 $340 $420 $500 2Q22 1Q23 2Q23 19.9% 22.9% 21.0% 2Q22 1Q23 2Q23 2Q23 Net Income $312.0 million 2Q23 Diluted EPS $2.20 2Q23 Revenue $645.4 million Record Loans $49.8 billion Total Deposits $55.7 billion Tangible Book Value*/Share $42.33

06.30.23: Strong, Well-Diversified Balance Sheet

$ in millions, except per share data	06.30.23	03.31.23	06.30.22	% Change LQA	% Change Y-o-Y
Cash and cash equivalents & ST investments	$ 6,395	$ 5,944	$ 2,615	30%	145%
Repo assets	635	654	1,423	-12%	-55%
AFS debt securities	5,987	6,301	6,256	-20%	-4%
HTM debt securities	2,976	2,993	3,028	-2%	-2%
Total Loans	$ 49,831	$ 48,925	$ 46,531	**7%**	**7%**
Allowance for loan losses (ALLL)	(635)	(620)	(563)	10%	13%
Net Loans	**$ 49,196**	**$ 48,305**	**$ 45,968**	**7%**	**7%**
Other assets	3,344	3,048	3,104	39%	8%
Total Assets	**$ 68,533**	**$ 67,245**	**$ 62,394**	**8%**	**10%**
Customer deposits	$ 55,659	$ 54,737	$ 54,343	7%	2%
Borrowings & repo funding	4,500	4,500	787	NM	472%
Long-term debt & finance lease liab.	153	152	153	NM	NM
Other liabilities	1,759	1,547	1,502	55%	17%
Total Liabilities	**$ 62,071**	**$ 60,936**	**$ 56,785**	**7%**	**9%**
Total Stockholders' Equity	**$ 6,462**	**$ 6,309**	**$ 5,609**	**10%**	**15%**

	06.30.23	03.31.23	06.30.22	Change Q-o-Q	Change Y-o-Y
Book value per share	$ 45.67	$ 44.62	$ 39.81	$ 1.05	$ 5.86
Tangible book value* per share	$ 42.33	$ 41.28	$ 36.44	$ 1.05	$ 5.89
Tangible common equity ratio*	8.80%	8.74%	8.29%	6 bps	51 bps
Loans to deposits ratio	89.5%	89.4%	85.6%	0.1%	3.9%

Record Loans: $49.8 billion
(as of 06.30.23)



$ in billions
$14.2
29%
$15.7
31%
$19.9
40%
C&I
Total CRE
Resi. mortgage & other consumer

Total Deposits: $55.7 billion
(as of 06.30.23)



$ in billions
$17.0
30%
$16.7
30%
$10.5
19%
$11.5
21%
DDA
MMDA
IB Checking & Savings
Time

EAST WEST BANK

* See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company's Earnings Press Releases.

4

06.30.23: Strong Capital Ratios

CET1 Capital Ratio



12.68%
13.06%
13.17%
+118 bps
-196 bps
12.39%
Well-cap. Req.: 6.5%
EWBC 12.31.22
EWBC 03.31.23
EWBC 06.30.23
Add: ALLL
Adjust: AOCI
Proforma 06.30.23

Tangible Common Equity Ratio**



8.66%
8.74%
8.80%
+108 bps
-51 bps
9.37%
EWBC 12.31.22
EWBC 03.31.23
EWBC 06.30.23
Add: ALLL
Adjust: AOCI
Proforma 06.30.23

Total Capital Ratio



14.00%
14.50%
14.60%
+4 bps
-196 bps
12.68%
Well-cap. Req.: 10.0%
EWBC 12.31.22
EWBC 03.31.23
EWBC 06.30.23
Add: ALLL
Adjust: AOCI
Proforma 06.30.23

Leverage Ratio



9.80%
10.02%
10.03%
+92 bps
-139 bps
9.56%
Well-cap. Req.: 5.0%
EWBC 12.31.22
EWBC 03.31.23
EWBC 06.30.23
Add: ALLL
Adjust: AOCI
Proforma 06.30.23

* Pro-forma ratios as of 06.30.23 reflect (a) inclusion of on- and off-balance sheet allowance not already in capital; (b) treatment of HTM securities as if they were AFS, with unrealized losses in AOCI; and (c) removal of the AOCI opt-out in calculating regulatory capital.

Note: the Company has elected to use the 2020 CECL transition provision in the calculation of its June 30, 2023 regulatory capital ratios. The Company's June 30, 2023 regulatory capital ratios are preliminary.

All capital ratios increased QoQ. EWBC's capital ratios are some of the highest among regional banks.

- Book value/share as of 06.30.23: $45.67, and stockholders' equity to assets: 9.43%.
- Tangible book value**/share as of 06.30.23: $42.33, +3% Q-o-Q.
- Tangible common equity ratio** as of 06.30.23: 8.80%, +6 bps Q-o-Q.

Pro-forma capital very strong. Hypothetical adjustments for AFS + HTM security marks and on- and off- balance sheet allowance (not already reflected in equity) still results in very strong capital ratios.

No buybacks during 2Q23.

Capital return in 3Q23: quarterly common stock dividend of $0.48/share, equivalent to $1.92 per share annualized.

EAST WEST BANK

** See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company's Earnings Press Releases.

5

Total CRE 40% Total Resi. Mortgage & Other Consumer 29% C&I 31% 6 06.30.23: Diversified Commercial Loan Portfolio ▪ C&I loans: $15.7bn loans O/S plus $8.2bn undisbursed commitments: $23.9bn total commitments as of 06.30.23. ▪ Growth: total commitments: +15% LQA & +9% Y-o-Y. ▪ Growth: loans outstanding: +1% LQA & +2% Y-o-Y. ▪ Portfolio well-diversified by industry. ▪ Utilization: 65.5% as of 06.30.23, vs. 68% as of 03.31.23. ▪ China loans O/S (mainland + Hong Kong): $2.11bn as of 06.30.23, down 11% LQA from $2.16bn as of 03.31.23. Portfolio primarily consists of C&I loans, well-diversified by industry. Total Loans: C&I Loans by Industry as % of Total Loans Outstanding $15.7bn$49.8 billion Total Loans 5% 10% Private Equity Tech & Telecom: 1%; Hospitality & Leisure:1% Food Production & Distribution: 1%; Oil & Gas: 1%; Healthcare Services: 1% All Other C&I } 4% 3% 2% 2% Media & Entertainment Infrastructure & Clean Energy General Manufacturing & Wholesale Real Estate Investment & Management

C&I 31% MFR, 9.6% Retail, 8.4% Industrial, 7.6% Office, 4.7% Hotel, 4.5% Healthcare, 1.7% All other CRE, 1.9% Const. & Land, 1.6% Total Resi. Mortgage & Other Consumer 29% Total CRE 40% SoCal 50% NorCal 20% TX 8% NY 5% WA 3% Other 14% 06.30.23: Diversified Commercial Real Estate Portfolio 7 Total Loans: Total CRE Loans by Property Type as % of Total Loans Outstanding ▪ Total CRE loans: $19.9bn loans O/S as of 06.30.23. ▪ Growth: +10% LQA and +7.5% Y-o-Y. ▪ Portfolio well-diversified by property type. ▪ Geographic distribution reflects EWBC’s branch footprint. ▪ Construction & land loans: $781mm, or 2% of total loans. Total construction & land exposure of $1.5bn: loans O/S plus $755mm in undisbursed commitments. $19.9 billion Total CRE Loans Total CRE: Distribution by Geography $19.9bn$49.8 billion Total Loans

<=50% 42% >50% to 55% 16% >55% to 60% 17% >60% to 65% 15% >65% to 70% 6% >70% 4% 06.30.23: Low LTV Commercial Real Estate Portfolio Total CRE: Distribution by LTV1 8 CRE Size & LTV by Property Type ▪ High percentage of CRE loans have full recourse & personal guarantees from individuals or guarantors with substantial net worth. ▪ Many of our customers have long-term relationships with East West Bank. $2.9 million Avg. size of loan outstanding 51% Avg. LTV1 1Weighted average LTV is based on most recent LTV, using most recent available appraisal and current loan commitment. 2Construction & Land avg. size based on total commitment. ($ in millions) Total Portfolio Size Weighted Avg. LTV1 Average Loan Size Multifamily 4,764$ 52% 1.7$ Retail 4,203$ 48% 2.5$ Industrial 3,798$ 48% 3.2$ Office 2,354$ 52% 4.2$ Hotel 2,249$ 53% 9.4$ Healthcare 844$ 56% 4.3$ Other 926$ 49% 3.2$ Construction & Land2 781$ 54% 13.9$ Total CRE 19,919$ 51% 2.9$

06.30.23: CRE Office – Additional Information 9 CRE Office by Size Segment CRE Office: Geographic Mix by Metro Area Loan size Balance ($ in mm) No. of Loans Avg. loan size ($ in mm) LTV >$30mm $ 259 6 $ 43.1 56% $20mm - $30mm $ 480 19 $ 25.2 52% $10mm - $20mm $ 581 40 $ 14.5 55% $5mm - $10mm $ 466 62 $ 7.5 52% <$5mm $ 568 432 $ 1.3 47% Total $ 2,354 559 $ 4.2 52% SoCal TexasNorCal New York & New Jersey Washington Other Regions Other Los Angeles County Downtown Los Angeles Other SoCalOther Bay Area San Francisco Other CA: 2% Dallas Houston New Jersey: 2% Manhattan: 2% Other NY: 1% Other Regions $2.35 billion CRE Office Portfolio 4% 35% 5% 14%10% 8% Washington Other TX

06.30.23: CRE Retail – Additional Information 10 CRE Retail by Size Segment CRE Retail: Geographic Mix by Metro Area Loan size Balance ($ in mm) No. of Loans Avg. loan size ($ in mm) LTV >$30mm $ 302 8 $ 37.7 43% $20mm - $30mm $ 429 17 $ 25.3 58% $10mm - $20mm $ 765 56 $ 13.7 52% $5mm - $10mm $ 718 104 $ 6.9 49% <$5mm $ 1,989 1,514 $ 1.3 46% Total $ 4,203 1,699 $ 2.5 48% SoCal TexasNorCal New York & New Jersey Washington Other Regions Other Los Angeles County Downtown Los Angeles Other SoCalOther Bay Area San Francisco Other CA Dallas: 1% Houston New Jersey: 1% Manhattan Other NY Other Regions $4.2 billion CRE Retail Portfolio 32% 4% 17%10% Washington Other TX: 1%

<=50% 43% >50% to 55% 13% >55% to 60% 35% >60% 9% SoCal 39% NorCal 16% NY 27% WA 7% TX 2% Other 9% 06.30.23: Low LTV Residential Mortgage Portfolio 11 Resi. Mortgage: Distribution by Geography Resi. Mortgage: Distribution by LTV $14.2 billion Resi. Mortgage Loans Outstanding $435,000 Avg. loan size* 51% Avg. LTV* ▪ Residential mortgage (SFR + HELOC): $14.2bn loans O/S as of 06.30.23, +12% LQA and +13% Y-o-Y. ▪ 2Q23 origination volume: $0.9bn, +8% Q-o-Q and -47% Y-o-Y. ▪ Primarily originated through East West Bank branches. ▪ SFR: $12.3bn loans O/S as of 06.30.23, +18% LQA and 20% YoY. ▪ HELOC: $1.9bn loans O/S + $3.5bn in undisbursed commitments: $5.4bn total as of 06.30.23. ▪ Utilization: 35% as of 06.30.23, vs. 36% as of 03.31.23. ▪ 81% of commitments in first lien position as of 06.30.23. * Combined LTV for 1st and 2nd liens; based on commitment. Avg. size based on loan O/S for SFR and commitment for HELOC. * Geographic distribution based on commitment size of residential mortgage.

06.30.23: Granular, Diversified Deposit Base 12 Real Estate Property Investment & Management Private Equity Hospitality & Hotels Other Commercial Deposit Industries & Segments Durable Goods & Electronics, 2%; Media & Entertainment, 2%; Food Prod. & Distrib., 2%; Healthcare Services, 2%; Consumer Nondurable Goods, 2%; Bankruptcy & Fiduciary, 2%; Brokers/Dealers & Asset Managers, 2% Deposits as of 06.30.23: by Segment or Industry as % of Total Deposits General Manufacturing & Wholesale 8% $55.7 billion Total Deposits as of 06.30.23 Tech & TelecomCommercial $26.7bn 48% State & Public Agency $4.5bn 8% Consumer $18.0bn 32% Hong Kong $1.4bn 3% China $1.5bn 3%Brokered $3.6bn 6% 3% 3% 2% 2% 16% ▪ Total deposits: $55.7bn as of 06.30.23, +7% LQA & +2% Y-o-Y. ▪ Granular deposits, diversified by segment. ▪ Over 570,000 deposit accounts. ▪ Average commercial deposit account size: approx. $366,000. ▪ Average consumer deposit account size: approx. $38,000.

06.30.23: Solid & Stable Asset Quality Metrics

Provision for Credit Losses & Net Charge-offs


$13.5
-0.06%
$(7)
$27
$7
0.06%
$25
$10
0.08%
$20
$1
0.01%
$26
$7.5
0.06%
2Q22
3Q22
4Q22
1Q23
2Q23
Provision for credit losses
Net charge-offs
NCO ratio (ann.)

Allowance for Loan Losses Coverage Ratio


$ in millions
$563
27
173
363
1.21%
$583
33
178
372
1.23%
$596
42
182
372
1.24%
$620
55
189
376
1.27%
$635
57
203
375
1.28%
06.30.22
09.30.22
12.31.22
03.31.23
06.30.23
C&I
Total CRE
Resi. mortgage & consumer
ALLL/Loans HFI

- **Net charge-offs in 2Q23** of $7.5mm, or annualized 0.06% of avg. loans, vs. 0.01% annualized in 1Q23.
- **ALLL coverage of loans:** 1.28% as of 06.30.23, vs. 1.27% as of 03.31.23.
- **Nonperforming assets:** increased to $115.5mm (0.17% of assets) as of 06.30.23, compared with $93mm (0.14% of assets) as of 03.31.23.
- **Criticized loans:** $812mm (1.63% of loans HFI) as of 06.30.23, improved from $914mm (1.87% of loans HFI) as of 03.31.23.

NPAs / Total Assets


0.14%
0.16%
0.03%
0.13%
0.16%
0.14%
0.17%
06.30.22
09.30.22
12.31.22
03.31.23
06.30.23
Nonaccrual loans
OREO & other NPAs

Criticized Loans / Loans HFI


2.20%
1.27%
0.93%
1.91%
0.99%
0.92%
1.86%
0.97%
0.89%
1.87%
0.94%
0.93%
1.63%
0.66%
0.97%
06.30.22
09.30.22
12.31.22
03.31.23
06.30.23
Classified loans HFI
Special Mention loans HFI

Criticized Ratio by Loans HFI Portfolio

(as of 06.30.23)


2.6%
1.8%
0.3%
C&I
CRE
Resi. mortgage & consumer
Classified loans HFI
Special Mention loans HFI

HFI represents Held-for-Investment

EASTWESTBANK
13

2Q23: Summary Income Statement 14 * See slide 18 for noninterest income detail by category. ** See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases. *** Income tax expense adjusted for the write-off of an AFS debt security. Comments ▪ Net income: 2Q23 EPS of $2.20, compared with 1Q23 EPS of $2.27. ▪ Net interest income: $567mm, -5.5% Q-o-Q. ▪ Customer-driven fee income: $69mm, up from $66mm Q-o-Q. ▪ Amortization of tax credit & other investments: $56mm in 2Q23, vs. $10mm in 1Q23: Q-o-Q variability reflects the impact of investments that close in a given period. ▪ Estimating tax credit amortization of $40mm for 3Q23 and $145mm for FY 2023, based on $150mm of tax credit investments closing and going into service by year-end. ▪ Tax rate: 2Q23 effective tax rate was 12.7%. The lower rate was mainly due to an additional $97mm of tax credits in renewable energy investments that closed during 2Q23. ▪ For FY 2023, anticipating effective tax rate of approx. 20%. % Change $ in millions, except per share data 2Q23 1Q23 2Q22 Q-o-Q Y-o-Y Total net interest income $ 566.7 $ 599.9 $ 473.0 -5.5% 20% $ Fee income & net GOS of loans* 69.3 66.3 64.8 5% 7% Other noninterest income 9.3 3.7 13.6 152% -32% (using real numbers) Total adj. noninterest income** $ 78.6 $ 70.0 $ 78.4 12% 0% $ Total adjusted revenue** $ 645.3 $ 669.9 $ 551.4 -4% 17% $ Adjusted noninterest expense** $ 205.4 $ 204.0 $ 181.4 1% 13% $ Debt extinguishment cost - 3.9 - NM NM Amortization of tax credit & other investments + core deposit intangibles 56.4 10.6 15.5 434% 264% Total noninterest expense $ 261.8 $ 218.4 $ 196.9 20% 33% $ Provision for credit losses $ 26.0 $ 20.0 $ 13.5 30% 93% $ Adj. income tax expense*** 45.6 102.0 82.7 -55% -45% tax effect of write-off Adjusted net income** $ 312.0 $ 329.5 $ 258.3 -5% 21% $ Adjusted diluted EPS** $ 2.20 $ 2.32 $ 1.81 -5% 22% $ Write-off of AFS debt security, after tax - (7.1) - NM NM 312.03 Reported GAAP net income $ 312.0 $ 322.4 $ 258.3 -3% 21% $ Reported GAAP diluted EPS $ 2.20 $ 2.27 $ 1.81 -3% 22% $ Effective tax rate (GAAP) 12.7% 23.5% 24.3% -10.8% -11.6% Check Pre tax income ###### ###### ###### Tax 45,557 98,953 82,707 Eff. Tax Rate 12.7% 23.5% 24.3% check income tax 98,953 98,953 98,953 add 10 10 10

2Q23: Net Interest Income & Net Interest Margin

Net Interest Income ("NII") & Net Interest Margin ("NIM")


$ in millions
$473
$552
$606
$600
$567
3.23%
3.68%
3.98%
3.96%
3.55%
0.93%
2.35%
3.82%
4.68%
5.16%
2Q22
3Q22
4Q22
1Q23
2Q23
NII
NIM
Avg. Fed Funds Rate

- **2Q23 NII:** $567mm, -5.5% Q-o-Q.
- **2Q23 NIM:** 3.55%, -41 bps Q-o-Q.
- **Change in NIM** driven by higher cost of IB deposits and deposit mix shift, partially offset by higher loan balances and expanding interest-earning asset yields. Changes in yields and rates reflected rising benchmark interest rates in the quarter, asset sensitivity of variable-rate loan portfolio, and customer preferences for higher deposit rates.

Impact to NIM from Q-o-Q Change in Yields, Rates & Balance Sheet Mix


1Q23
NIM:
3.96%
+0.04%
+0.04%
+0.15%
-0.35%
-0.26%
-0.03%
2Q23
NIM:
3.55%
1Q23 NIM
Higher other AEA yields
Lower cost of borrowings
Higher loan yields
Higher cost of IB deposits
Deposit mix shift
Unfavorable earning asset mix shift
2Q23 NIM

EAST WEST BANK

15

2Q23: Loan Yields: Average & Spot 16 Loan Coupon Spot Rate by Portfolio * C&I spot rate excludes PPP, credit cards, deposit overdraft & micro-finance. Avg. Loan Yield Relative to LIBOR 06.30.22 09.30.22 Total fixed rate and hybrid in fixed period: 39%. Variable: LIBOR or SOFR rates Hybrid in fixed rate period Fixed rate Variable: Prime rate Variable: all other rates Loan Portfolio by Index Rate (06.30.23) 12.31.22 C&I: 88% variable rate. Total CRE: 63%* variable rate SFR: 43% hybrid in fixed-rate period & 41% fixed rate. HELOC: 100% Prime- based, variable rate portfolio. Avg. Loan Yield: Avg. yield in 2Q23: 6.33%. Coupon spot rate was 6.45% as of 06.30.23. 03.31.23 06.30.23 Current rate sheet pricing for 30-year fixed mortgage is 7.125%, 0 points. 3.95% 4.75% 5.59% 6.14% 6.33% 0.98% 2.46% 3.90% 4.61% 5.09% 2Q22 3Q22 4Q22 1Q23 2Q23 Avg. loan yield Avg. 1M LIBOR *Of which 44% had customer-level interest rate derivative contracts in place. Customers’ debt service is protected and EWBC retains benefits of variable rate loans on its balance sheet. HELOC utilization rate 35% as of 06.30.23. 4.27% 5.59% 6.76% 7.15% 7.48% C&I* 4.11% 5.07% 5.93% 6.27% 6.47% Total CRE 4.04%4.16%4.31%4.49%4.69% SFR 5.20% 6.68% 8.18% 8.72% 9.11% HELOC 21% 18% 28% 27% 6%

0.17% 0.51% 1.06% 1.60% 2.12% 0.30% 0.86% 1.74% 2.49% 3.09% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% 2Q22 3Q22 4Q22 1Q23 2Q23 Target Fed Funds rate 2Q23: Cost of Deposits: Average & Spot 17 Average Cost of Deposits Relative to Target Fed Funds Rate Deposit Spot Rate vs. Loan Coupon Spot Rate & Cumulative Beta* DDA MMDA IB Checking & Savings Time Cumulative beta* as of 06.30.23 vs. Fed Funds target rate: 44% since 12.31.21. Cumulative beta* as of 06.30.23 vs. Fed Funds target rate: 62% since 12.31.21. Cumulative beta* as of 06.30.23 vs. Fed Funds target rate: 60% since 12.31.21. * Beta represents change in metric between 06.30.23 and 12.31.21, divided by change in target Fed Funds rate between 06.30.23 and 12.31.21. 06.30.22 09.30.22 12.31.22 Avg. cost of deposits Avg. cost of IB deposits 2Q23 Average Deposits: $54.3 billion ($ in billions) 03.31.23 06.30.23 $16.9 31% $10.4 19% $10.7 20% $16.3 30% 0.32% 0.74% 1.35% 1.93% 2.28% Total Deposits Spot Rate 0.55% 1.24% 2.16% 2.85% 3.25% IB Deposits Spot Rate 4.19% 5.10% 5.92% 6.21% 6.45% Total Loan Coupon Spot Rate

2Q23: Noninterest Income Detail ▪ Total noninterest income: $79mm in 2Q23, up $19mm, or 31% from $60mm in 1Q23. ▪ Other investment income of $4mm in 2Q23 was up $2mm from 1Q23, reflecting the higher income from CRA investments during the quarter. ▪ Fee income: $69mm in 2Q23, up from $66mm Q-o-Q. ▪ Q-o-Q increase across all fee income categories. ▪ Interest rate contracts and other derivative income was $7.4mm in 2Q23, vs $2.6mm in 1Q23. The Q-o-Q increase of $4.8mm was due to growth in customer-driven revenue and a favorable change in mark-to-market adjustments. 18 Interest Rate Contracts (“IRC”) and Other Derivative Income Detail ($ in millions) 2Q22 1Q23 2Q23 Revenue $ 3.5 $ 5.0 $ 6.0 MTM 6.3 (2.4) 1.4 Total $ 9.8 $ 2.6 $ 7.4 * Fee income excludes MTM adjustments related to IRC and other derivatives; net gains on sales of securities; other investment income and other income. Fee Income* & Net Gains on Sales of Loans $ i n m ill io n s ** See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases. 22 22 22 20 21 21 11 13 13 7 6 7 4 5 61 $65 $66 $69 2Q22 1Q23 2Q23 Gains on Sales of Loans IRC Revenue Wealth Mgmt. Fees FX Income Lending Fees Deposit Acct. Fees

2Q23: Operating Expense & Efficiency 19 Adjusted Noninterest Expense* $ i n m ill io n s Total Revenue & Adjusted Efficiency Ratio* ▪ 2Q23 noninterest expense: $262mm. ▪ 2Q23 adj. noninterest expense*: $205mm. ▪ 2Q23 Compensation and employee benefits decreased $5mm due to higher seasonal costs in 1Q23. ▪ 2Q23 adj. efficiency ratio* was 31.8%, vs. 30.5% in 1Q23. ▪ Consistently achieving industry-leading operating efficiency. ▪ Expecting to deliver positive operating leverage on a full-year basis. * See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases. $ i n m ill io n s $551 $660 $645 32.9% 30.5% 31.8% 2Q22 1Q23 2Q23 Total Revenue Adj. efficiency ratio* 113 130 125 15 16 16 10 11 11 11 18 19 32 29 34 $181 $204 $205 2Q22 1Q23 2Q23 All other Deposit related expenses Computer software & Data processing Occupancy & Equipment Comp and employee benefits

Management Outlook: Full Year 2023 20 * PPP loans were $99.0 million as of 12.31.22. Income related to PPP loans was $7.3 million in FY2022. ** See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases. Earnings drivers FY 2023 expectations compared with FY 2022 results Prior Outlook 2022 actual End of Period Loans ▪ Increase in the range of 5% to 7% Y-o-Y. PPP impact immaterial. ▪ Unchanged. $48.1 billion (ex. PPP*) +17% Y-o-Y (ex. PPP*) Net Interest Income ▪ Increase in the range of 12% to 15% Y-o-Y. PPP impact immaterial. ▪ Increase at a percentage rate of 16% to 18% Y-o-Y. $2.0 billion (ex. PPP*) +38% Y-o-Y (ex. PPP*) Adj. Noninterest Expense** (ex. tax credit investment & core deposit intangible amortization; ex. debt extinguishment cost) ▪ Increase in the range of 9% to 11% Y-o-Y. ▪ Increase in the range of 8% to 9% Y-o-Y. $744 million +11% Y-o-Y Credit Items ▪ Provision for credit losses in the range of $110 million to $130 million. ▪ Provision of credit losses of $100mm to $120mm. ▪ Gross charge-offs in line with recent gross charge- off experience. Gross charge-off ratio of 0.08% for FY 2022. Net charge-off ratio of 0.04% for FY 2022. Tax Items (tax credit investments & amortization referenced in this outlook exclude low-income housing tax credits) ▪ Expecting approx. $150mm of tax credit investments to close and go into service in 2023; tax credit amortization of approx. $145mm for FY 2023, including approx. $40mm in 3Q23. ▪ GAAP effective tax rate: approx. 20%. ▪ Expecting approx. $150mm of tax credit investments to close and go into service in 2023; tax credit amort. of $145mm for FY 2023. FY effective tax rate: 20% Tax credit investments: $129mm Tax credit amortization: $113mm Interest Rates ▪ One 25-bps rate hike in October to end 2023 with a Fed Funds target rate of 5.50%. ▪ Forward interest rate curve as of 06.30.23. ▪ Two Fed Funds rate cuts of 25-bps each in Aug. & Nov., for a 4.50% Fed Funds target rate by year-end. Fed Funds target rate increased to 4.50% as of 12.31.22, up from 0.25% as of 12.31.21.

APPENDIX

Appendix: GAAP to Non-GAAP Reconciliation

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company's performance. Adjusted efficiency ratio represents adjusted noninterest expense divided by adjusted revenue. Adjusted pre-tax, pre-provision profitability ratio represents total adjusted revenue less adjusted noninterest expense, divided by average total assets. Adjusted revenue excludes the write-off of an AFS debt security (where applicable). Adjusted noninterest expense excludes the amortization of tax credit and other investments, the amortization of core deposit intangibles and the repurchase agreements' extinguishment cost (where applicable). Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended			Six Months Ended	
		June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net interest income before provision for credit losses	(a)	$ 566,746	$ 599,861	$ 472,952	$ 1,166,607	$ 888,565
Total noninterest income		78,631	59,978	78,444	138,609	158,187
Total revenue	(b)	**$ 645,377**	**$ 659,839**	**$ 551,396**	**$ 1,305,216**	**$ 1,046,752**
Noninterest income		78,631	59,978	78,444	138,609	158,187
Add: Write-off of AFS debt security		—	10,000	—	10,000	—
Adjusted noninterest income	(c)	78,631	69,978	78,444	148,609	158,187
Adjusted revenue	(a)+(c) = (d)	**$ 645,377**	**$ 669,839**	**$ 551,396**	**$ 1,315,216**	**$ 1,046,752**
Total noninterest expense	(e)	$ 261,789	$ 218,447	$ 196,860	$ 480,236	$ 386,310
Less: Amortization of tax credit and other investments		(55,914)	(10,110)	(14,979)	(66,024)	(28,879)
Amortization of core deposit intangibles		(440)	(441)	(488)	(881)	(999)
Repurchase agreements' extinguishment cost		—	(3,872)	—	(3,872)	—
Adjusted noninterest expense	(f)	**$ 205,435**	**$ 204,024**	**$ 181,393**	**$ 409,459**	**$ 356,432**
Efficiency ratio	(e)/(b)	**40.56%**	**33.11%**	**35.70%**	**36.79%**	**36.91%**
Adjusted efficiency ratio	(f)/(d)	**31.83%**	**30.46%**	**32.90%**	**31.13%**	**34.05%**
Adjusted pre-tax, pre-provision income	(d)-(f) = (g)	**$ 439,942**	**$ 465,815**	**$ 370,003**	**$ 905,757**	**$ 690,320**
Average total assets	(h)	$67,497,367	$ 65,113,604	$62,232,841	$66,312,070	$61,996,756
Adjusted pre-tax, pre-provision profitability ratio	(g)/(h)	**2.61%**	**2.90%**	**2.38%**	**2.75%**	**2.25%**
Adjusted noninterest expense/average assets [1]	(f)/(h)	**1.22%**	**1.27%**	**1.17%**	**1.25%**	**1.16%**

(1) Annualized

EAST WEST BANK

22

Appendix: GAAP to Non-GAAP Reconciliation 23 EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible book value, tangible book value per share and TCE ratio are non-GAAP financial measures. Tangible book value and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion. (1) Includes core deposit intangibles and mortgage servicing assets. June 30, 2023 March 31, 2023 June 30, 2022 Stockholders’ equity (a) $ 6,461,697 $ 6,309,331 $ 5,609,482 Less: Goodwill (465,697) (465,697) (465,697) Other intangible assets (1) (6,418) (7,201) (8,537) Tangible book value (b) $ 5,989,582 $ 5,836,433 $ 5,135,248 Number of common shares at period-end (c) 141,484 141,396 140,917 Book value per share (a)/(c) $ 45.67 $ 44.62 $ 39.81 Tangible book value per share (b)/(c) $ 42.33 $ 41.28 $ 36.44 Total assets (d) $ 68,532,681 $ 67,244,898 $ 62,394,283 Less: Goodwill (465,697) (465,697) (465,697) Other intangible assets (1) (6,418) (7,201) (8,537) Tangible assets (e) $ 68,060,566 $ 66,772,000 $ 61,920,049 Total stockholders’ equity to assets ratio (a)/(d) 9.43% 9.38% 8.99% TCE ratio (b)/(e) 8.80% 8.74% 8.29%

Appendix: GAAP to Non-GAAP Reconciliation

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)

Return on average TCE represents tangible net income divided by average tangible book value. Adjusted return on average TCE represents adjusted tangible net income divided by average tangible book value. Tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets. Adjusted tangible net income excludes the after-tax impacts of the tangible net income adjustments and the write-off of an AFS debt security. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended			Six Months Ended	
		June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net income	(e)	$ 312,031	$ 322,439	$ 258,329	$ 634,470	$ 495,981
Add: Amortization of core deposit intangibles		440	441	488	881	999
Amortization of mortgage servicing assets		342	356	364	698	756
Tax effect of amortization adjustments [(2)]		(230)	(233)	(245)	(463)	(505)
Tangible net income	(f)	**$ 312,583**	**$ 323,003**	**$ 258,936**	**$ 635,586**	**$ 497,231**
Add: Write-off of AFS debt security		—	10,000	—	10,000	—
Tax effect of write-off [(2)]		—	(2,929)	—	(2,929)	—
Adjusted tangible net income	(g)	**$ 312,583**	**$ 330,074**	**$ 258,936**	**$ 642,657**	**$ 497,231**
Average stockholders' equity	(h)	$ 6,440,996	$ 6,183,324	$ 5,682,427	$ 6,312,872	$ 5,762,078
Less: Average goodwill		(465,697)	(465,697)	(465,697)	(465,697)	(465,697)
Average other intangible assets [(1)]		(6,921)	(7,696)	(8,827)	(7,306)	(9,016)
Average tangible book value	(i)	**$ 5,968,378**	**$ 5,709,931**	**$ 5,207,903**	**$ 5,839,869**	**$ 5,287,365**
Return on average common equity [(3)]	(e)/(h)	**19.43%**	**21.15%**	**18.23%**	**20.27%**	**17.36%**
Return on average TCE [(3)]	(f)/(i)	**21.01%**	**22.94%**	**19.94%**	**21.95%**	**18.96%**
Adjusted return on average TCE [(3)]	(g)/(i)	**21.01%**	**23.44%**	**19.94%**	**22.19%**	**18.96%**

(1) Includes core deposit intangibles and mortgage servicing assets.
(2) Applied statutory tax rate of 29.29% for the three and six months ended June 30, 2023, and the three months ended March 31, 2023. Applied statutory tax rate of 28.77% for the three and six months ended June 30, 2022.
(3) Annualized.

EAST WEST BANK

24

Appendix: GAAP to Non-GAAP Reconciliation 25 EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) During the first quarter of 2023, the Company recorded a $10.0 million pre-tax impairment write-off of an AFS debt security. Management believes that presenting the computations of the adjusted net income, adjusted diluted earnings per common share, adjusted return on average assets and adjusted return on average common equity that adjust for the above discussed non-recurring item provide clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods. (1) Applied statutory tax rate of 29.29% for the three months ended March 31, 2023 and the six months ended June 30, 2023. (2) Annualized. Three Months Ended June 30, 2023 March 31, 2023 June 30, 2022 Net income (a) $ 312,031 $ 322,439 $ 258,329 Add: Write-off of AFS debt security — 10,000 — Tax effect of write-off (1) — (2,929) — Adjusted net income (b) $ 312,031 $ 329,510 $ 258,329 Diluted weighted-average number of shares outstanding 141,876 141,913 142,372 Diluted EPS $ 2.20 $ 2.27 $ 1.81 Add: Write-off of AFS debt security — 0.05 — Adjusted diluted EPS $ 2.20 $ 2.32 $ 1.81 Average total assets (c) $ 67,497,367 $ 65,113,604 $ 62,232,841 Average stockholders’ equity (d) $ 6,440,996 $ 6,183,324 $ 5,682,427 Return on average assets (2) (a)/(c) 1.85% 2.01% 1.66% Adjusted return on average assets (2) (b)/(c) 1.85% 2.05% 1.66% Return on average common equity (2) (a)/(d) 19.43% 21.15% 18.23% Adjusted return on average common equity (2) (b)/(d) 19.43% 21.61% 18.23% Six Months Ended June 30, 2023 June 30, 2022 Net income (e) 634,470 $ 495,981 Add: Write-off of AFS debt security 10,000 — Tax effect of write-off (1) (2,929) — Adjusted net income (f) $ 641,541 $ 495,981 Diluted weighted-average number of shares outstanding 141,910 142,838 Diluted EPS $ 4.47 $ 3.47 Add: Write-off of AFS debt security 0.05 — Adjusted diluted EPS $ 4.52 $ 3.47 Average total assets (g) $ 66,312,070 $ 61,996,756 Average stockholders’ equity (h) $ 6,312,872 $ 5,762,078 Return on average assets (2) (e)/(g) 1.93% 1.61% Adjusted return on average assets (2) (f)/(g) 1.95% 1.61% Return on average common equity (2) (e)/(h) 20.27% 17.36% Adjusted return on average common equity (2) (f)/(h) 20.49% 17.36%